UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2015

FINANCIAL INSTITUTIONS, INC.

(Exact name of Registrant as specified in its charter)

New York	0-26481	16-0816610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street, Warsaw, New York	14569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 786-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 17, 2015, Financial Institutions, Inc. (the “Company”) entered into an Assurance of Discontinuance (the “Assurance”) with the Attorney General of the State of New York (the “NYAG”). The Assurance resolves an inquiry initiated by the NYAG into the Company’s lending practices for minority residents in the City of Rochester, New York.

Pursuant to the Assurance, without admitting or denying the NYAG’s findings, the Company has agreed, among other things, to: (i) pay the State of New York $150,000 to cover the costs associated with the NYAG’s inquiry; (ii) evaluate future opportunities for expansion within the City of Rochester; and (iii) dedicate a minimum of $750,000 to establish programs designed to expand the Company’s outreach to minority borrowers in certain neighborhoods in the city of Rochester, including providing lending discounts and/or subsidies to such borrowers.

A copy of the Assurance is filed with this report as Exhibit 99.2 and the description of the Assurance is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release issued by Financial Institutions, Inc. on January 18, 2015

Exhibit 99.2	Attorney General of the State of New York, Civil Rights Bureau Assurance of Discontinuance Pursuant to Executive Law 63(15)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INSTITUTIONS, INC.

Date: January 20, 2015	By:	/s/ Kevin B. Klotzbach
Kevin B. Klotzbach
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Financial Institutions, Inc. on January 18, 2014

99.2	Attorney General of the State of New York, Civil Rights Bureau Assurance of Discontinuance Pursuant to Executive Law 63(15)